CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees
SouthTrust Funds



We consent to the use of our report dated June 11, 2004 for SouthTrust Value Fund, a series of the SouthTrust Funds, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                        /s/ KPMG, LLP


Boston, Massachusetts
December 17, 2004